UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2019

Commission File Number 1-9929

Insteel Industries, Inc.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-0674867 (I.R.S. Employer Identification No.)

1373 Boggs Drive, Mount Airy, North Carolina (Address of principal executive offices)	27030 (Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered subject to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock (No Par Value)	IIIN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2019, Insteel Industries, Inc. (the “Company”) and its wholly-owned subsidiary, Insteel Wire Products Company (“IWP”), entered into that certain Third Amended and Restated Credit Agreement, among IWP, as borrower, the Company, as credit party and guarantor, and Wells Fargo Bank, N.A. (“WF”), as agent and lender. The Third Amended and Restated Credit Agreement amends and restates in its entirety that certain Second Amended and Restated Credit Agreement, dated as of June 2, 2010 (as amended, the “2010 Credit Agreement”), which amended and restated that certain Amended and Restated Credit Agreement, dated as of January 12, 2006, which amended and restated that certain Credit Agreement dated as of June 2, 2004. Capitalized terms used and not defined herein may be found in the Third Amended and Restated Credit Agreement.

The Third Amended and Restated Credit Agreement extends the maturity date of the Company’s $100.0 million revolving credit facility formerly provided by the 2010 Credit Agreement from May 13, 2020 to May 15, 2024 and provides for an incremental feature whereby the size of the facility may be increased by up to $50 million, subject to the lender’s approval. Among other changes, the Third Amended and Restated Credit Agreement also: (1) reduces the range of the applicable interest rate margins on the facility to 0.25% to 0.50% for base rate loans and 1.25% to 1.50% for LIBOR-based loans; (2) reduces the liquidity threshold for dividend and share repurchases and permitted acquisitions to $10 million; (3) reduces the unused line fee to 0.25%; (4) reduces the Fixed Charge Coverage Ratio financial covenant to not less than 1.0; and (5) reduces the liquidity threshold upon which the Fixed Charge Coverage Ratio financial covenant becomes applicable to less than 10% of the maximum amount of the revolver.

As a condition to the Third Amended and Restated Credit Agreement, the Company, IWP, Intercontinental Metals Corporation, a wholly-owned, inactive subsidiary of the Company (“IMC” and collectively with the Company and IWP, the “Grantors”), and WF entered into that certain Guaranty and Second Amended and Restated Security Agreement, pursuant to which the Company and IMC have agreed to guaranty IWP’s obligations under the Third Amended and Restated Credit Agreement and to grant to WF, for the benefit of the lenders, a continuing security interest in and to certain specified collateral to secure certain obligations of the Grantors under the loan documents.

The above summary is qualified in its entirety by reference to the Third Amended and Restated Credit Agreement and to the Guaranty and Second Amended and Restated Security Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference. As of May 15, 2019, there were no borrowings outstanding on the revolving credit facility and the applicable interest rate margins were 0.25% for base rate loans and 1.25% for LIBOR-based loans.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1

Third Amended and Restated Credit Agreement dated as of May 15, 2019, among Insteel Wire Products Company, as Borrower; Insteel Industries, Inc., as a Credit Party; and Wells Fargo Bank, as Agent and Lender.

10.2

Guaranty and Second Amended and Restated Security Agreement dated as of May 15, 2019, among Insteel Industries, Inc., Insteel Wire Products Company, Intercontinental Metals Corporation, and Wells Fargo Bank, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC.

Registrant

Date: May 15, 2019	By:	/s/ Michael C. Gazmarian
Michael C. Gazmarian
Vice President, Chief Financial Officer and Treasurer